UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2015

The Pep Boys - Manny, Moe & Jack
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03381	23-0962915
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 W Allegheny Ave, Philadelphia, Pennsylvania		19132
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2154309169

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 30, 2015, The Pep Boys - Manny, Moe & Jack (the "Company") issued a press release announcing that its Board of Directors had commenced a review of strategic alternatives to enhance shareholder value, including a possible sale, merger or other form of business combination or strategic transaction. The Board determined that it is appropriate to conduct a strategic review that evaluates the Company's current long-term business plan against a broad range of alternatives that have the potential to enhance shareholder value.

There is no set timetable for the strategic review process. Further, the Company has not made a decision to pursue a transaction. There can be no assurance that the process will result in the consummation of any transaction or, if a transaction is undertaken, as to its terms, structure or timing. the Company does not intend to disclose or comment on further developments regarding its review of possible strategic alternatives unless and until the Board approves a specific action or it otherwise concludes its review of strategic alternatives.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated June 30, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys - Manny, Moe & Jack

June 30, 2015	By:	Brian D. Zuckerman

Name: Brian D. Zuckerman
Title: SVP - General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 30, 2015